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EXHIBIT 21. SUBSIDIARIES OF THE REGISTRANT

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                                                     Jurisdiction of
Subsidiary                                           Organization     % of ownership by the Company, or one of its subsidiaries
- ----------                                           ---------------  ---------------------------------------------------------
United Life Insurance Company                        Iowa             100% owned by the Company
Lafayette Insurance Company                          Louisiana        100% owned by the Company
Insurance Brokers & Managers, Inc.                   Louisiana        100% owned by Lafayette Insurance Company
Addison Insurance Company                            Illinois         100% owned by the Company
UFC Premium Finance Company                          Illinois         100% owned by Addison Insurance Company
Addison Insurance Agency                             Illinois         100% owned by Addison Insurance Company
United Credit Corporation                            Iowa             100% owned by the Company
American Indemnity Financial Corporation             Delaware         100% owned by the Company
American Indemnity Company                           Texas            99.9%owned by American Indemnity Financial Corporation
American Fire and Indemnity Company                  Texas            100% owned by American Indemnity Company
Texas General Indemnity Company                      Colorado         100% owned by American Indemnity Company
United Fire Lloyds                                   Texas            Financially and operationally controlled by the Company
American Computing Company                           Texas            100% owned by American Indemnity Company
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